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                                                                EXHIBIT (4)(b)1
                      AMENDMENT NO. 1 TO CREDIT AGREEMENT



       AMENDMENT dated as of October 15, 1993 among SUNDSTRAND CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                             W I T N E S S E T H :


       WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of January 28, 1993 (the "Agreement"); and

       WHEREAS, the parties hereto desire to amend the Agreement to modify the rates of interest and fees payable thereunder.

       NOW, THEREFORE, the parties hereto agree as follows:

       SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

       SECTION 2. Amendment of the Agreement. The Agreement is amended as follows:

               (a) The figure "0.5375%" appearing in the definition of "Leverage Margin" in Section 1.01 is changed to "0.5000%".

               (b) The figure "0.3375%" appearing in the definition of "CD Margin" in Section 2.07(b) is changed to "0.375%".

               (c) The figure "0.2125%" appearing in the definition of "Euro-Dollar Margin" in Section 2.07(c) is changed to "0.25%".

               (d)  The figure ".0625%" appearing in the first sentence of
        Section 2.08(a) is changed to "0.05%", and the following proviso is added at the end of such sentence: ", provided that if at the last day of any fiscal quarter, the Leverage Ratio is greater than 0.55, commitment fees for the next succeeding fiscal quarter shall accrue at the rate of 0.0625% per annum".

               (e)  The figure "0.1875%" appearing in the first sentence of
        Section 2.08(b) is changed to "0.15%".
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       SECTION 3.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

       SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                  SUNDSTRAND CORPORATION


                                  By /s/ James F. Ricketts
                                     ------------------------------------
                                     Title: Vice President and Treasurer



                                  MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK


                                  By /s/ Michael J. Ciszewski
                                     ------------------------------------
                                     Title: Vice President



                                  J.P. MORGAN DELAWARE


                                  By /s/ David J. Morris
                                     ------------------------------------
                                     Title: Vice President



                                  BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION


                                  By /s/ Patricia DelGrande
                                     ------------------------------------
                                     Title: Vice President
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                                       M&I MARSHALL & ILSLEY BANK


                                       By /s/ Stephen F. Geimer
                                          ----------------------------
                                          Title: Vice President



                                       MELLON BANK, N.A.



                                       By /s/ William R. Browne
                                          ----------------------------
                                          Title: Vice President


                                       THE BANK OF NOVA SCOTIA



                                       By /s/ A.S. Norsworthy
                                          ----------------------------
                                          Title: Assistant Agent


                                       THE FIRST NATIONAL BANK OF
                                         CHICAGO



                                       By /s/ Lynn R. Dillon
                                          ----------------------------
                                          Title: Vice President


                                       UNION BANK OF SWITZERLAND



                                       By /s/ Martin Frey
                                          ----------------------------
                                          Title: Assistant Treasurer


                                       By /s/ Robert H. Riley III
                                          ----------------------------
                                          Title: Vice President


                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent



                                       By /s/ Michael J. Ciszewski
                                          ----------------------------
                                          Title: Vice President